EXHIBIT 10.2


                           COMPAQ COMPUTER CORPORATION

                              RETENTION AGREEMENT


     THIS AGREEMENT is made this 8 day of September 2000 (the "Effective Date"), by and between MICHAEL J. LARSON, (the "Executive") and COMPAQ COMPUTER CORPORATION, 20555 SH 249, Houston, Texas 77070 ("Compaq").

                                  INTRODUCTION

A. The Executive is employed by Compaq as its Senior Vice President and Group General Manager, Consumer.

B. Compaq wishes to make an incentive compensation payment to Executive in consideration for his attainment of specific tenure objectives during his employment with Compaq, subject to the terms and conditions of this Agreement.

                                    COVENANTS

1.    INCENTIVE COMPENSATION

      Subject to the terms and conditions of this Agreement, Compaq agrees to pay the Executive (a) the amount of $1,000,000, less applicable tax withholdings ("Initial Payment"), on September 8, 2000 ("Initial Payment Date"), and (b) an additional $1,000,000, less applicable tax withholdings ("Subsequent Payment") on December 28, 2003 ("Subsequent Payment Date").

2.    CONDITIONS PRECEDENT TO SUBSEQUENT PAYMENT

      Compaq shall not be liable for making the Subsequent Payment to the Executive unless Executive is employed by Compaq as of the Subsequent Payment Date in his current position or a comparable level executive position.

3.    TERMINATION OF EXECUTIVE'S EMPLOYMENT

     3.1 VOLUNTARY TERMINATION. In the event of Executive's voluntary termination of employment prior to August 28, 2002, Executive agrees to repay in full the amount of the Initial Payment. Such payment shall be made by Executive within 10 days of the effective date of his termination of employment. In the event of Executive's voluntary termination of employment prior to the Subsequent Payment Date, in no event shall Executive be entitled to any part of the Subsequent Payment.

     3.2 INVOLUNTARY TERMINATION, DISABILITY, OR DEATH. Executive will be entitled to receive a partial Subsequent Payment ("Partial Subsequent Payment") equal to x, pursuant to the formula

                   x = ($2,000,000 times a divided by b), minus $1,000,000,

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where a = the number of full months that has elapsed since the date of this
Agreement, and b = 40, if the Executive's employment with Compaq is terminated prior to the Subsequent Payment Date for any of the following reasons:

            (a) Executive's employment is terminated by Compaq without "Cause" (as defined below);

            (b) Executive resigns within ninety days after a material diminution in his job responsibilities and/or duties within Compaq;

            (c) Executive resigns or his employment is terminated within 180 days after there is a "Change in Control" of Compaq (as defined below);

            (d) Executive resigns after becoming "Disabled" (as defined below) or his employment is terminated after he becomes Disabled;

            (e) Executive resigns because of a decision of the Board of Directors to establish his base compensation at an amount less than 75% of the greater of (a) his annual base salary in effect on the Effective Date or (b) his annual base salary in effect during the calendar year preceding the Board's decision, and such resignation is tendered within ninety days after Executive is notified of such decision.

            3.2.1 For purposes of this Agreement, "Cause" shall mean termination for reason of: (a) Executive's conviction of a felony or any other criminal act involving moral turpitude; (b) Executive's deliberate and intentional continuing refusal to substantially perform his duties and obligations under this Agreement (except by reason of incapacity due to illness or accident) if Executive (i) shall have either failed to remedy such alleged breach within fifteen days from the date written notice is given by the Secretary of Compaq demanding that Executive remedy such alleged breach, or (ii) shall have failed to take reasonable steps in good faith to that end during such fifteen-day period, provided, with respect to (ii) that, after the end of such fifteen-day period, there shall have been delivered to Executive a certified copy of a resolution of the Board of Directors of Compaq, finding that Executive was guilty of conduct set forth in this clause (b) and specifying the particulars thereof in detail, and that Executive has failed to take reasonable steps in good faith to remedy such alleged breach; or (c) upon a finding by a majority vote of the Board of Directors that Executive engaged in willful fraud or defalcation either of which involved material funds or other assets of Compaq.

            . 3.2.2 For purposes of this Agreement, a "Change in Control" of Compaq shall mean and shall be deemed to have occurred if: (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Compaq, any trustee or other fiduciary holding securities under any employee benefit plan of Compaq, or any company owned, directly or indirectly, by the stockholders of Compaq in substantially the same proportions as their ownership of stock of Compaq), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of Compaq representing 30% or more of the combined voting power of Compaq's then-outstanding securities; (b) during any period of two consecutive years (not including any period

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prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Compaq to effect a transaction described in clause (a), (c), or (d) of this Paragraph) whose election by the Board of Directors or nomination for election by Compaq's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (c) the stockholders of Compaq approve a merger or consolidation of Compaq with any other corporation, other than a merger or consolidation which would result in the voting securities of Compaq outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Compaq or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Compaq (or similar transaction) in which no person acquires more than 30% of the combined voting power of Compaq's then-outstanding securities shall not constitute a Change in Control of Compaq; or (d) the stockholders of Compaq approve a plan of complete liquidation of Compaq or an agreement for the sale or disposition by Compaq of all or substantially all of Compaq's assets.

            3.2.3 For purposes of this Agreement, "Disabled" or "Disability" shall mean a determination by independent competent medical authority that Executive is unable to perform, even with reasonable accommodations, the essential duties of his job and that in all reasonable medical likelihood such inability will continue for a period in excess of 180 days. Unless otherwise agreed by Executive and Compaq, the independent medical authority shall be selected by Executive and Compaq each selecting a board certified licensed physician and the two physicians selected shall designate an independent medical authority, whose determination of Disability shall be binding upon Compaq and Executive.

            3.2.4 Notwithstanding any other provision of this Agreement, in the event that payment is made to Executive pursuant to a Change in Control, if a reduction in the amount of the Subsequent Payment or Partial Subsequent Payment Executive otherwise would be entitled to receive under this Agreement would result in a greater "Net After-Tax Amount" (as defined below), then such reduction shall be made to provide the greatest Net After-Tax Amount. A nationally recognized accounting firm acceptable to Executive and Compaq shall make the determination of whether any such payment reduction shall be effected and such determination shall be binding upon Executive and Compaq. Compaq shall pay the cost of such determination. For purposes of this Section, "Net After-Tax Amount" shall mean the net amount of payments Executive is entitled to receive under this Agreement after giving effect to all taxes which would be applicable to such payments, including, but not limited to, any tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

      3.3 RESCISSION OF AWARD. In the event that any of the following has occurred: (a) at anytime before February 28, 2002, with respect to the Initial Payment, or (b) at anytime before June 30, 2005, with respect to any Subsequent Payment or Partial Subsequent Payment, Compaq may rescind the applicable of the Initial Payment, Subsequent Payment, or Partial Subsequent Payment, with written notice of such rescission to be given to Executive no later than (x) February 28, 2004, with respect to the Initial Payment, and (y) June 30, 2007, with respect to any Subsequent Payment or Partial Subsequent Payment:

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            3.3.1 The Executive, directly or indirectly, in any state of the
United States or in any foreign country where Compaq or any of its subsidiaries or affiliated companies is conducting business, renders services for any organization or engages directly or indirectly in any business which is competitive with 3.3.1 Compaqthe business unit of Compaq managed by Executive at the time of his departure from Compaq's employment;

            3.3.2 The Executive discloses to anyone outside Compaq, or uses in other than Compaq's business, without prior written authorization from Compaq, any confidential information or material, as defined in Compaq's Intellectual Property Assignment and Confidentiality Agreement, relating to the business of Compaq, acquired by the Executive either during or after employment with Compaq;

            3.3.3 The failure or refusal to disclose promptly and to assign to Compaq, pursuant to Compaq's Intellectual Property Assignment and Confidentiality Agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Executive during employment by Compaq, relating in any manner to the actual or anticipated business, research or development work of Compaq or the failure or refusal to do anything reasonably necessary to enable Compaq to secure a patent where appropriate in the United States and in other countries;

            3.3.4 Any attempt, directly or indirectly, to solicit, request or induce any individual who was employed by Compaq, its subsidiaries, or other affiliated entities, within the immediately preceding six months before employment by Executive or any entity of which he is an employee, or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of Compaq, its subsidiaries, or other affiliated entities.

      In the event of any such rescission, the Executive shall pay to Compaq the full amount of the Initial Payment, Subsequent Payment, or Partial Subsequent Payment, as the case may be. Such repayment shall be made within 10 days after written notice is given to the Executive by Compaq of the rescission and the reasons for it. However, in the event Compaq believes that the Executive has violated 3.3.1 or 3.3.4 above, Compaq shall, before giving any notice of rescission to the Executive, provide the Executive with written notice of the reason it believes the Executive has violated 3.3.1 or 3.3.4 and give the Executive a reasonable time, not to Compaq.exceed 10 business days, to cure the alleged violation or obtain Compaq's written approval of the activity in question.

      It is expressly understood and agreed that Compaq and Executive consider the restrictions contained in this Section 3.3 to be reasonable and necessary for the purposes of preserving and protecting the business, goodwill, and proprietary information of Compaq. Executive acknowledges that he has received sufficient consideration under this Agreement to justify such restrictions. These covenants are in addition to any other obligations pursuant to any other Compaq policy or agreement between Compaq and Executive regarding this subject matter.

4.    CLAIMS RESOLUTION PROCESS

      4.1 If the Executive has any claim in connection with this Agreement, he agrees to submit his claim in writing to Compaq's Senior Vice President, Human Resources, who will promptly respond to the Executive normally within 21 days from the receipt of the claim.

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      4.2 If the Executive disagrees with Compaq's determination, the parties agree to attempt to settle the Executive's claim by non-binding mediation held in Houston, Texas and administrated by the American Arbitration Association ("AAA") under its National Rules for the Resolution of Employment Disputes.

      4.3 If the parties fail to reach a settlement as a result of the mediation process, any claim or controversy in connection with this Agreement shall be finally settled by binding arbitration conducted by AAA, held in Houston, Texas pursuant to AAA's National Rules for the Resolution of Employment Disputes. A judgment based upon the arbitrator's decision may be entered and enforced in any Texas court having jurisdiction.

      4.4 The cost of the foregoing mediation and arbitration shall be borne equally by the parties.

5.    MISCELLANEOUS

      5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, USA.

      5.2 This Agreement is an incentive compensation arrangement and does not grant the Executive any rights of continued employment nor alter the Executive's "at will" employment status.

      5.3 Compaq makes no representation concerning the tax treatment under federal, state or local laws of the compensation paid to the Executive under this Agreement. Compaq will withhold any taxes required by law, including FICA, at the time payment is made to the Executive.

      5.4 This Agreement is personal to Executive and any rights to receive compensation under this Agreement may not be assigned or transferred to any third party, unless required by applicable law.

      5.5 The Executive acknowledges and agrees that this Agreement represents the entire agreement between the Executive and Compaq regarding the subject matter hereof and that all promises, commitments, or representations of any kind, verbal or otherwise, which have been made to the Executive are contained in this Agreement.

      5.6 Any changes or modifications to this Agreement must be in writing and signed by the Executive and Compaq.

      5.7 If any term, provision, covenant or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

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      5.8 If Executive is in breach of any of the promises and covenants set forth in this Agreement, Compaq shall have the right, without in any way limiting any other legal or equitable remedy available to it, to seek specific performance of the Agreement, any and all damages resulting from the breach, and any attorney's fees and costs incurred in bringing the action.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.


COMPAQ COMPUTER CORPORATION



By:   /S/ YVONNE R. JACKSON                  /S/ MICHAEL J. LARSON
   ------------------------------            ---------------------------------
                                                 Michael J. Larson

Title: SR. V.P. HUMAN RESOURCES
      ---------------------------
Date:           9-8-00                       Date:         9/8/00
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